Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 12, 2018, by and between BK Technologies, Inc., a Nevada corporation (“Purchaser”), and Donald F.U. Goebert, an individual (“Seller”).  Purchaser and Seller are sometimes referred to herein together as the “Parties.”

WHEREAS, as of the date hereof, Seller is the holder of 200,000 shares of common stock, $0.60 par value per share, of Purchaser (the “Shares”); and

WHEREAS, Purchaser desires to purchase the Shares and Seller desires to sell the Shares to Purchaser pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Sale.  Seller hereby sells, assigns, transfers, conveys and delivers the Shares to Purchaser, and Purchaser hereby purchases the Shares from Seller.  Promptly after the execution of this Agreement, Seller will instruct its broker to transfer the Shares to Purchaser through DTC to the account designated by Purchaser.  Seller will cause the transfer to be completed as expeditiously as reasonably possible after the date hereof.

2. Purchase Price.  The purchase price for the Shares shall be $3.70 per share, or an aggregate of $740,000 (the “Purchase Price”).  The Purchase Price shall be paid by the Purchaser to the Seller promptly after the Shares are transferred to the Purchaser account as set forth in Section 1.

3. Warranties of Seller.  Seller hereby represents and warrants to Purchaser that:

a. Power.  Seller has all requisite power and authority to execute, deliver and perform his obligations under this Agreement and consummate the transactions contemplated hereby.

b. Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement are within the legal power and authority of Seller and has been duly and validly authorized by all necessary action on the part of Seller and no other action or proceeding is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Seller and (assuming the due execution and delivery by Purchaser) constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

c. Title to Shares.  Seller is the owner of all right, title and interest (legal and beneficial) in and to the Shares and has good, valid and marketable title to the Shares, free and clear of all liens, mortgages, pledges, security interests, claims, encumbrances, restrictions and charges of any kind, whether voluntary or involuntary.

4. Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller that:

a. Power.  Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

b. Authorization.  The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the legal power and authority of Purchaser and has been duly and validly authorized by all necessary corporate action on the part of Purchaser and no proceeding (corporate or otherwise) on the part of Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered and (assuming the due execution and delivery by Seller) constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

5. Transfer Effectiveness.  The transfer of the Shares shall be deemed to occur effective as of the date of this Agreement.  Seller disclaims any right to receive any dividend on or with respect to the Shares with a record date on or after the date hereof and any other rights or benefits resulting from or related to the Shares accruing on or after the date hereof.

6. Entire Agreement; Amendment and Termination.  This Agreement constitutes the entire agreement of the Parties with respect to the Shares.  All prior agreements between the Parties concerning the subject matter hereof, whether written or oral, are merged herein and shall be of no force or effect.  This Agreement cannot be altered, modified or discharged orally but only by an agreement in writing between the Parties.

7. Benefit.  This Agreement shall be binding upon and inure to the benefit of the Parties and their legal representatives, successors and assigns.

8. Further Assurances.  The Parties hereby agree to execute and deliver such further documents and instruments and do such further acts as may be required to carry out the intent and purposes of this Agreement.

9. Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, notwithstanding any conflict of law provision to the contrary.

10. Counterparts; Electronic Execution.  This Agreement may be executed in counterparts, each of which shall be deemed an original but shall, taken together, be considered one and the same agreement.  Executions that are faxed or received via electronic mail shall be deemed originals.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

PURCHASER:		SELLER:

By:	/s/ William P. Kelly	/s/ Donald F.U. Goebert
	Name: William P. Kelly	Name: Donald F.U. Goebert
	Title: EVP and CFO	Title

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